UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 4, 2011
(December 29, 2010)

BEACON ROOFING SUPPLY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50924	36-4173371
(Commission File Number)	(IRS Employer
Identification No.)

1 Lakeland Park Drive
Peabody, MA	01960
(Address of Principal Executive Offices)	(Zip Code)

(877) 645-7663
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2010, in recognition of the January 1, 2011 promotion of Paul M. Isabella to President and Chief Executive Officer, the Compensation Committee of Beacon Roofing Supply's Board of Directors approved a grant of options to acquire 10,000 shares of common stock and a grant of 10,000 restricted shares of common stock to Mr. Isabella. These grants were effective January 1, 2011. The options have an exercise price of $17.87 and vest one-third annually starting on the first anniversary of the grant and expire on the tenth anniversary of the date of grant. The restricted shares will vest if the company attains a targeted average three-year return on invested capital of 8.25%, net of cash, at the end of a three-year period. The actual number of restricted shares that will vest can range from 0% to 125% of the shares granted depending upon actual company performance below or above the target level.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date:	January 4, 2011	By:	/s/ Paul M. Isabella
Paul M. Isabella
President & Chief Executive Officer